UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 1, 2013

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	On February 1, 2013, the Compensation Committee (the “Committee”) of M.D.C. Holdings, Inc. (the “Company”) took the actions described below with respect to compensation of executive officers expected to be listed as “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) in the Company’s Proxy Statement for the Company’s 2013 Annual Meeting of Shareholders.

2012 EXECUTIVE COMPENSATION

Executive Bonus for 2012

Two of the Company’s executive officers, Larry A. Mizel, Chief Executive Officer, and David D. Mandarich, Chief Operating Officer, are eligible for awards under the Company’s Amended Executive Officer Performance-Based Compensation Plan approved by the Company’s shareowners, as in effect for 2012 (the “2012 Performance-Based Plan”).

As previously disclosed in the Company’s 2012 Proxy Statement filed on April 2, 2012, and in its Form 8-K filed March 9, 2012, no bonus payment could be earned for 2012 under the 2012 Performance-Based Plan unless the Company earned positive pre-tax income for the 2012 fiscal year (excluding charges for extinguishment of senior notes). With that condition, the Performance Goal for fiscal year 2012 established four Performance Objectives, based on targeted improvements over 2011 actual results, in the following areas: (1) Closings; (2) Corporate and Homebuilding SG&A as a percentage of Home Sales Revenue; (3) Home Gross Margin dollars (as calculated in the Company’s 2011 Form 10-K, excluding warranty adjustments and interest); and (4) Total Revenue. Each of the four Performance Objectives was weighted 25% and provided for achievement of graded levels of incentive payments, with an aggregate bonus target payment of $1,750,000 and a maximum aggregate bonus payment of $3,500,000 for each of the two executives.

On February 1, 2013, the Committee determined that the conditions had been met and the four Performance Objectives and the 2012 Performance Goal under the 2012 Performance Based Plan were all achieved at the maximum level and that the aggregate bonus opportunity payout would be $3,500,000 to each of Messrs. Mizel and Mandarich.

In its 2012 Proxy Statement, the Company also disclosed that its Chief Financial Officer, John M. Stephens, and its General Counsel, Michael Touff, would be entitled to an annual bonus for 2012 of up to a specified percentage of base pay depending on the respective performance of each executive regarding Key Performance Indicators (“KPIs”) established for his position. The Compensation Committee consulted with the Company’s Chief Executive Officer, Larry A. Mizel, and the Chief Operating Officer, David D. Mandarich, and, as noted in its Form 8-K filed on July 24, 2012, established KPIs for each of Mr. Stephens and Mr. Touff for 2012.

At its meeting on February 1, 2013, the Committee determined that Mr. Stephens had achieved a portion of certain KPIs and exceeded others, resulting in a performance bonus of $425,000, and that Mr. Touff had exceeded the target level of each of his KPIs, resulting in a performance bonus of $450,000. For both Mr. Touff and Mr. Stephens, $100,000 of the total actual bonus was paid in restricted stock granted and valued as of the date of the Committee’s meeting. The restricted stock will vest equally over three years, starting with the first anniversary of the grant date. The restricted stock awards are evidenced by the form of 2011 Restricted Stock Agreement filed as Exhibit 10.4 with the Company’s Quarterly Report on Form 10-Q dated June 30, 2011.

Executive Long Term Equity Awards

Also, as disclosed in its Form 8-K filed March 9, 2012 and in the Company’s 2012 Proxy Statement filed on April 2, 2012, the Committee previously granted a long term performance-based non-qualified stock option to each of Mr. Mizel and Mr. Mandarich for 500,000 shares of common stock under the Company’s 2011 Equity Incentive Plan. The terms of the performance-based options provide that one third of the option shares would vest as of March 1 following any fiscal year in which, in addition to the Company achieving a Home Gross Margin of 16.7 percent (as calculated in the Company’s 2011 Form 10-K, excluding warranty adjustments and interest), the Company achieved: (1) a 10% increase in total revenue over 2011 (166,667 option shares vest); (2) a 15% increase in total revenue over 2011 (166,667 option shares vest); or (3) a 20% increase in total revenue over 2011 (166,666 option shares vest). Any of the three tranches of option shares that were not performance vested by March 1, 2015 would be forfeited.

At its meeting on February 1, 2013, the Committee determined that the Home Gross Margin condition had been met and that, in 2012, the Company had achieved greater than a 20% increase in total revenue over 2011, and that 500,000 shares of common stock under the Company’s 2011 Equity Incentive Plan will vest on March 1, 2013 for each of Messrs. Mizel and Mandarich under the terms of their Stock Option Agreements. As previously disclosed, no further stock option grants will be awarded by the Company to Messrs. Mizel and Mandarich during the years 2012, 2013 and 2014.

Also at its February 1, 2013 meeting, the Compensation Committee awarded each of Messrs. Stephens and Touff a stock option award under the 2011 Equity Incentive Plan covering 25,000 shares. Each option vests (become exercisable) as to 33-1/3% of the shares on each of the third, fourth and fifth anniversary dates of the grant if the executive is employed on those dates. The stock option grants are evidenced by the form of 2011 Stock Option Agreement filed as Exhibit 10.3 with the Company’s Quarterly Report on Form 10-Q dated June 30, 2011.

2013 EXECUTIVE COMPENSATION

Base Salaries for 2013

The Committee determined that, for fiscal year 2013, Mr. Mizel’s base salary will remain at $1,000,000, Mr. Mandarich’s base salary will remain at $830,000, Mr. Stephens’ base salary will remain at $425,000 and Mr. Touff’s base salary will remain at $353,000.

Executive Bonus Opportunity for 2013

At the 2013 Annual Meeting of Shareholders, the shareholders will be asked to approve a new Executive Officer Performance Based Compensation Plan (the “2013 Performance-Based Plan”) for Messrs. Mizel and Mandarich. At its February 1, 2013 meeting, the Committee established a 2013 Performance Goal under the 2013 Performance-Based Plan, conditioned on that plan being approved by the shareholders, using two key Performance Objectives under the plan:

•

First, a condition precedent that adjusted pre-tax return on beginning equity (excluding any charge for debt extinguishment) must exceed 6% in order for any bonus to be paid under the 2013 Performance-Based Plan.

•	Second, homebuilding pretax income per weighted average diluted share outstanding, excluding any charge for debt extinguishment (“Homebuilding EPS”) must be achieved, using the following thresholds:

•	At least $0.76 to qualify for the minimum bonus level of $3.5 million;

•	At least $0.90 to qualify for the target bonus level of $6.0 million; and

•	At least $1.87 to qualify for the maximum bonus level of $10.0 million.

Both the Chief Financial Officer, John M. Stephens, and the General Counsel, Michael Touff, will be entitled to an annual bonus for 2013 of up to a specified percentage of base pay depending on the respective performance of each executive regarding KPIs established for his position. The Compensation Committee will consult with the Company’s Chief Executive Officer, Larry A. Mizel, and the Chief Operating Officer, David D. Mandarich, and establish the 2013 KPIs for each of Mr. Stephens and Mr. Touff.

Other Compensation

The Committee also determined that the perquisites, general benefits and other similar compensation heretofore granted to the executive officers would be continued in 2013 in the same manner and amounts consistent with the Company’s practice in 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: February 4, 2013	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

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